EXHIBIT 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the “Report”) by ArcBest Corporation (the “Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

ARCBEST CORPORATION
(Registrant)

Date: November 5, 2025	/s/ Judy R. McReynolds
Judy R. McReynolds
Chairman and Chief Executive Officer
(Principal Executive Officer)

ARCBEST CORPORATION
(Registrant)

Date: November 5, 2025	/s/ J. Matthew Beasley
J. Matthew Beasley
Chief Financial Officer (Principal Financial Officer)